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                                                                    EXHIBIT 10.8


             AGREEMENT FOR WEB SITE DESIGN AND DEVELOPMENT SERVICES



Selectica, Inc.
2890 Zanker Road, Suite 101
San Jose, CA 95134
Telephone: 408.570.9700
Fax:  408.570.9705

ATTN:  Vas Bhandarkar

Effective Date: 7/15/98

This Agreement for Web Site Design and Development Services ("Agreement") is made and entered into as of the Effective Date above, between BMW of North America, Inc. ("BMW") a New Jersey corporation, having offices at 300 Chestnut Ridge Road, Woodcliff Lake, NJ 07675, and Selectica, Inc. ("Selectica"), a California corporation, having offices at 2890 Zanker Road, Suite 101, San Jose, CA 95134.

1.   DEFINITIONS.

     a. "BMW Virtual Center Application" or "the Application" shall mean an Internet application created for BMW in accordance with the Specifications that provides a virtual buying experience on the Internet for customers.

     b. "BMW Materials" shall mean items set forth in Exhibit 5 as used in BMW Virtual Center Application.

     c.   "Selectica Materials" shall mean the items set forth in Exhibit 6.

     d. "Specifications" shall mean the specifications for the BMW Virtual Center Application as set forth in Exhibit 9.

     e. "Affiliate" of a party shall mean an entity directly or indirectly controlling, controlled by or under common control with that party where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement; provided that such entity shall be considered an Affiliate only for the time during which such control exists, or a BMW dealer ("Center"), or a dealer of an Affiliate ("Affiliate Dealer"). BMW may extend the benefits granted in this Agreement to its Affiliates (for so long as they remain Affiliates), provided that all such Affiliates become bound in writing (for Selectica's benefit) to BMW's obligations under this Agreement and that BMW assumes full responsibility for compliance by such Affiliates with such obligations.


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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2.   SCOPE OF SERVICES.

     Selectica shall use reasonable efforts to provide, under the provisions of this Agreement, the services that are mutually agreed upon and described on
     Exhibit 1 (Project Description/Scope of Work). BMW understands that the Application is intended to work with certain BMW Materials and that Selectica's performance is dependent on BMW's delivery of such BMW Materials. Accordingly, BMW will provide Selectica with such BMW Materials and other requested assistance in accordance with the timetable set forth in the Exhibit 5 and any dates or time periods relevant to performance by Selectica hereunder shall be appropriately and equitably extended to account for any delays due to BMW. Subject to the above, Selectica shall use commercially reasonable efforts to adhere to the deadlines, benchmarks and milestones set forth in Exhibit 1.

3.   EXHIBITS.

     Exhibits are numbered for identification and include a complete description of services to be performed, deliverables or other materials to be produced, the schedule for completion of each of the foregoing, the applicable fixed charges, and any additional terms the parties mutually agree to include. BMW may extend the benefits granted in this Agreement to its Affiliates (for so long as they remain Affiliates), provided that all such Affiliates become bound in writing (for Selectica's benefit) to BMW's obligations under this Agreement and that BMW assumes full responsibility for compliance by such Affiliates with such obligations.

4.   WORK POLICY/PERSONNEL.

     a. Each party will designate a Project Manager to serve as the main contact between them. The scope and specific conduct of Selectica's services, not outlined in an Exhibit, must be coordinated with BMW's Project Manager at all times. Selectica shall also use commercially reasonable efforts to coordinate such efforts with Fallon McElligott's designated Project Manager. Selectica will use its reasonable efforts to ensure the continuity of Selectica's employees assigned to perform services hereunder.

     b. On a periodic basis, Selectica will submit written status reports describing its activities during the preceding period, including: the current status of activities (with an explanatory narrative when appropriate). The precise content and format of the status report shall be determined by the parties subsequent to the execution of this Agreement. Upon reasonable request and at BMW's expense, Selectica will meet with BMW management to review the status of Selectica's activities.

     c. Selectica personnel will use reasonable efforts to observe and comply with BMW's reasonable and standard security procedures, rules, regulations and policies, when working at BMW's site. Selectica will use its reasonable efforts to minimize any disruption to BMW's normal business operations at all times. If necessary, BMW will only provide working space, resources and materials to Selectica. If any Selectica employee performing services on the BMW site is found to be reasonably unacceptable to BMW for any reason, BMW shall be the sole judge as to acceptability of behavior on its site. Unless otherwise agreed to in writing, neither party will solicit the employment of the other party's personnel during the term of this Agreement and for a period of six (6) months thereafter.



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     d.   Selectica agrees and represents that it is an independent contractor and its personnel are not BMW's agents or employees for federal tax purposes or any other purposes whatsoever, and are not entitled to any BMW employee benefits. Selectica assumes sole and full responsibility for their acts and Selectica and its personnel have no authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate BMW in any manner whatsoever. Selectica, and not BMW, is solely responsible for the compensation of personnel assigned to perform services hereunder, and payment of worker's compensation, disability and other income and other similar benefits, unemployment and other similar insurance and for withholding income and other taxes and social security.

5.   ACCEPTANCE.

     The BMW Virtual Center Application shall be subject to a verification of acceptability by BMW to ensure that it substantially conforms to the Specifications. If the Application fails to substantially conform to the applicable Specifications, BMW shall notify Selectica, within ten (10) business days after receiving the Application, specifying such failures in sufficient detail to allow Selectica to reproduce them, and Selectica will, at no additional cost, use commercially reasonable efforts to conform the Application to the Specifications and the acceptance/rejection/correction provisions above shall be reapplied; provided that upon the fifth or any subsequent rejection, either party may at any time thereafter, at its option and without obligation or liability of any kind, terminate this Agreement. In addition, Selectica warrants and represents that it will use commercially reasonable efforts to replace or repair any defect, malfunction or problem caused by a failure to conform to the Specifications for a period of one (1) year from the date of delivery of the Application (i.e. completion of Phase 2B).

6.   OWNERSHIP.

     a. As between the parties, Selectica exclusively shall have all right, title and interest (including all patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world (collectively "Intellectual Property Rights")) in the Selectica Materials and the portions of the Application not owned by BMW as provided below ("Selectica Inventions"). Except as expressly provided in this Agreement, BMW will have no right or license in the foregoing.

     b. As between the parties, BMW exclusively shall have all right, title and interest (including all patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world (collectively "Intellectual Property Rights")) in the BMW Materials and the portion of the Application specifically and exclusively relevant to BMW products ("BMW Inventions"). Except as necessary to perform its obligations under this Agreement, Selectica will have no right or license in the foregoing.

     c. The parties hereby make any assignments necessary to accomplish the foregoing ownership provisions. Each party has and will have appropriate agreements with all such employees and contractors necessary to fully effect the provisions of this Section 6.



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          i.   A party being assigned any proprietary right under this Agreement will have the exclusive right to, and, at such party's expense, the assigning party agrees to assist such party in every proper way (including, without limitation, becoming a nominal party) to, evidence, record and perfect the assignment and to apply for and obtain recordation of and from time to time enforce, maintain and defend such proprietary right.

     d. BMW shall be granted a license to Selectica intellectual property rights incorporated into the Application to the extent necessary to use the Application as contemplated by this Agreement.

     e. BMW further acknowledges that nothing herein shall be construed to restrict, impair or deprive Selectica of any of its rights or proprietary interest in technology or products that existed prior to and independent of the performance of services or provision of materials under this Agreement. In addition, nothing in this Agreement or otherwise shall be construed to prevent Selectica from using general know-how, expertise, skill and understanding possessed prior to or gained during the course of performing services hereunder.

     f. Furthermore, in the event that the Selectica Materials developed or created hereunder is software, Selectica will use all commercially reasonable efforts with the intent that (i) any new agreements with third party software developers shall contain provisions which provide that said software shall function in a manner consistent with said software's specifications for a period of time at least one (1) year from the date of acceptance, and that in the event said software does not function in a manner consistent with said specifications, the developer shall use all commercially reasonable efforts to make any and all necessary corrections and modifications during said one year period without cost or charge to BMW, (ii) said agreements shall also contain a representation that any such software shall not have a self help code designed to disable a computer program or an unauthorized code designed to permit access by an unauthorized person to the software to harm the software and (iii) said agreements shall also have a provision that indemnifies both BMW and Selectica for damages in the event that contractor, person or entity developing or creating the software hereunder is in breach of any warranty.

7.   TRADEMARKS.

     Except for the approved creation, production and publication of the subject matter of the Agreement, Selectica shall not use the trade names, trademarks, service marks, logos, or any other proprietary designations of BMW without BMW's prior written consent.

8.   INTELLECTUAL PROPERTY LICENSE.

     a. Subject to all the terms of this Agreement and payment of all fees, Selectica grants BMW a worldwide, perpetual, nonsublicensable, nontransferable right to use the BMW Virtual Center Application in the nonsource code form provided by Selectica only on the number of servers specified in Exhibit 7. Notwithstanding the foregoing, BMW may request any number of additional servers provided it pays the amounts set forth in Exhibit 7 as "Additional per Server Charge". BMW will maintain the copyright notice and any other notices that appear on the Application on any copies and any media. BMW may allow its distributors access to the Application. BMW will not (and will not allow any third party to) (i) reverse engineer or attempt to discover


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          any source code or underlying ideas or algorithms of the Application
          (except to the extent that applicable law prohibits reverse engineering restrictions), (ii) provide, lease, lend, use for timesharing or service bureau purposes or otherwise use or allow others to use a Application for the benefit of any third party, or
          (iii) use any Application, or allow the transfer, transmission, export, or re-export of any Application or portion thereof in violation of any export control laws or regulations administered by the U.S. Commerce Department, OFAC, or any other government agency.

     b. BMW hereby grants Selectica a worldwide, nonsublicensable, nontransferable license to modify, adapt, and prepare derivative works of the BMW Materials, or have its contractors do so on its behalf, as necessary to develop the Application or any additional work requested by BMW as provided herein and for no other purpose.

9.   REPRESENTATIONS AND COVENANTS.

     a. Selectica warrants that the Services provided by it as described in this Agreement will be of professional quality conforming to generally accepted practices governing the development and design of web sites.

     b. In addition to any other express or implied warranty made in this Agreement, Selectica hereby represents and warrants that as it relates to the BMW Virtual Center Application provided by Selectica pursuant to the Services designated in this Agreement:

          i. Selectica warrants to BMW that the occurrence of the date January 1, 2000 will not, by itself cause the BMW Virtual Center Application to materially fail to perform century date change 2000 date conversion and capability (including, but not limited to date, data century recognition, calculations which accommodate same century and multi-century formulas and date-values, correct sorting, ordering and date data interface values that reflect the century), failure to automatically compensate for and manage and manipulate data involving dates (including single century formulas and multi-century formulas) or to otherwise operate in accordance with the published specifications for such BMW Virtual Center Application; provided that all other software, hardware and products used in combination with the BMW Virtual Center Application properly exchange date data with the BMW Virtual Center Application.

          ii. Notwithstanding anything else contained in this Agreement, this warranty shall be deemed to be a warranty for current and future performance and shall apply for as long as maintenance fees are being paid by BMW. For the purpose of any applicable Statute of Limitation or Statute of Repose, discovery of any breach of this warranty shall be deemed to have been made when Selectica has actually experienced each such breach of this warranty; and

          iii. A disclaimer of any other express or implied warranties contained in this Agreement will not be deemed to be a disclaimer of this warranty.


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     c.   Selectica further warrants, covenants and represents that, in its performance hereunder, that it shall not knowingly introduce, through data transmission via modem or any other medium, any virus, worm, trap, trap door, back door, any contaminant, or disabling devices, including, but not limited to, timer, clock, counter, or other limiting routings, codes, commands, or instructions intended to damage or disable the software used by BMW, or other BMW information, or other BMW property other than in accordance with the specifications ("Harmful Code"). In the event that Selectica introduces Harmful Code, then, as BMW's sole and exclusive remedy, Selectica shall at no cost to BMW use reasonable efforts to provide and install a new copy of software without Harmful Code.

     d. Notwithstanding anything else contained in this Agreement, this warranty shall be deemed to be a warranty for current and future performance and shall apply until for so long as maintenance fees are being paid by BMW. For the purpose of any applicable Statute of Limitation or Statute of Repose, discovery of any breach of this warranty shall be deemed to have been made when the BMW has actually experienced each such breach of this warranty.

10.  CHARGES AND TERMS OF PAYMENT.

     a. The applicable charges shall be specified in Exhibit 7. Unless otherwise agreed upon by the parties, in no event shall any charges exceed the charges as they are set forth in the attached Exhibit 7. In addition, BMW shall remit to Selectica approved out-of-pocket costs consistent with the procedures set forth in Exhibit 3 (Billing Procedures) attached hereto. No costs for any out-of-pocket services, (such services to include, but not necessarily be limited to, the creation of advertising copy, photography, layout, design, typesetting, or any other services related to, or necessary to support, Selectica's duties and responsibilities as described hereunder), rendered by Selectica shall be subject to any mark-up or increase. Notwithstanding the above, if there is a conflict between this Agreement and the BMW Billing Procedures, the terms of this Agreement shall supersede and govern.

     b. BMW will pay all taxes levied against or upon the services provided hereunder, or arising out of this Agreement, exclusive, however, of taxes based on Selectica's income, which shall be paid by Selectica. BMW agrees to pay directly any tax for which it is responsible or will reimburse Selectica upon receipt of proof of payment.

     c. Selectica will use all commercially reasonable efforts to maintain complete and accurate accounting records in connection with services performed and materials provided hereunder, in accordance with generally accepted accounting principles, to substantiate its charges. BMW shall have the right to appoint an independent certified public accountant, who is not compensated based on the results of the audit and who is acceptable to Selectica (which acceptance shall not be unreasonably withheld), to inspect the records of Selectica in order to verify the charges set forth in the accounting records. Such audit may only be performed once a year, upon reasonable prior notice and during regular business hours and at BMW's expense. Unless necessary to establish in a court of law BMW's right to payment of fees hereunder, BMW's auditor shall hold all information obtained in strict confidence, shall not disclose such information to any other person or entity without Selectica's prior written consent and shall not disclose to BMW any information regarding Selectica's business other than any noncompliance by Selectica with the fee payment provisions hereof. The terms of this provision shall survive the termination of this Agreement for a period of five (5) years.


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     d.   Each payment pursuant to this Agreement will be made in U.S. dollars in and from the United States and will be made no later than thirty
          (30) days from the date of invoice sent to BMW on or after the occurrence of the event specified in Exhibit 7 for which payment is due.

11.  WARRANTIES.

     a. Selectica warrants that: (i) it has the authority and the right to enter into this Agreement, to perform services and provide the BMW Virtual Center Application hereunder, and that its obligations hereunder are not in conflict with any other Selectica obligations;
          (ii) all services will be performed in a competent and professional manner, and will substantially conform, in all material respects, to BMW's requirements expressly set forth in this Agreement; (iii) to its knowledge, neither the BMW Virtual Center Application, nor the performance of any services by Selectica infringe upon or violate the rights of any third party and to its knowledge, BMW shall receive free and clear title to all deliverables assigned to it pursuant to Section 6; and (iv) at the time of acceptance, the BMW Virtual Center Application will substantially conform to the Specifications and as BMW's sole and exclusive remedy for a breach of the foregoing, Selectica shall use all commercially reasonable efforts to correct and repair, at no cost to BMW, any defect, malfunction or non-conformity that prevents the BMW Virtual Center Application from conforming to the Specifications.

     b. Furthermore, Selectica warrants and represents that it shall not use the BMW Materials which it develops for BMW hereunder in the use and development of any software and software code for any other manufacturer or distributor of automobiles, motorcycles or recreational vehicles.

     c. Any warranty in this Agreement shall not apply to: (i) altered or damaged or any portion of the Application incorporated with or into other software; (ii) the Application if it was subjected to negligence, abuse or misapplication by BMW.

     d. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELECTICA MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE BMW VIRTUAL CENTER APPLICATION, SELECTICA MATERIALS OR ANY DELIVERABLE OR ANY SERVICES OR LICENSES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

12.  TERM AND TERMINATION.

     a. This Agreement shall commence as of the Effective Date and shall continue in full force and effect thereafter unless and until Exhibit 1 has been terminated or Milestone 5 has been completed, or as otherwise provided hereunder.

     b. In the event of any material breach of this Agreement by either party, the other party may terminate this Agreement, by giving thirty (30) days written notice to such other party; provided, however, that any such termination shall not be effective if such other party has cured the breach of which it has been notified prior to the expiration of said thirty (30) days.

     c. Subject to Section 12(d), upon any termination of this Agreement (i) all rights and licenses of the parties shall cease, (ii) each party shall turn over to the other all of the other party's, Materials and Confidential Information and (iii) Sections 1, 6, 9, 12(d), 13, 14, 15, 16, 17, 20, 21, 22 shall survive any termination of this Agreement, (iv)


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          termination hereunder shall not affect any rights of Selectica to payments already accrued.

     d. Notwithstanding the above, if BMW terminates this Agreement pursuant to Section 12(b) and provided, and for so long as, BMW is and remains in compliance with the terms of this Agreement, the licenses granted in Section 8 shall survive termination.

13.  LIMITATION OF LIABILITY.

     NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, AND EXCEPT FOR BODILY INJURY OR A BREACH OF SECTION 14, 16 OR 9, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS; (III) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES; (IV) FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA; OR (V) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL.

14.  INDEMNIFICATION.

     a. Selectica, at its own expense, will defend and/or handle any claim or action against any BMW Affiliate for actual or alleged infringement of any U.S. patent, copyright, intellectual or industrial property right or any other similar right (including, but not limited to, misappropriation of trade secrets) based on the BMW Virtual Center Application and/or any deliverables furnished to BMW pursuant to this Agreement. Selectica agrees to give BMW prompt written notice of any such claim or action that could have an adverse impact on BMW's use or possession of same. As a condition to Selectica's obligations in this
          Section 14, Selectica shall have the right to conduct the defense of any such claim or action and all negotiations for its settlement; provided, however, that BMW may participate, at its expense, in such defense or negotiations to protect its interests. Selectica shall not be liable for any costs, expenses, damages or fees incurred by BMW in defending such action or claim, unless authorized by Selectica in advance and in writing. Selectica further agrees to indemnify and hold each of BMW and BMW Affiliates harmless from and against any and all liabilities, loses, damages, costs and expenses (including reasonable attorneys' fees) associated with any such claim or action. As a condition to the foregoing, BMW must promptly notify Selectica in writing of any claim or action and cooperate with, and provides all available information, assistance and authority to, Selectica to defend or settle the action.

     b. If the Application is, or in the opinion of Selectica is likely to become, the subject of a claim, suit or proceeding of infringement, Selectica may in its sole discretion (a) procure, at no cost to BMW, the right to continue using the Application; (b) replace or modify the Application to render it non-infringing, provided there is no material loss of functionality; or (c) if, in Selectica's reasonable opinion, neither (a) nor (b) above are commercially feasible, terminate the license and refund the amounts paid by BMW for the Application (as depreciated on a straight-line basis over a period of 60 months). The foregoing obligations of Selectica do not apply with respect to software programs or portions or components thereof (i) not supplied by Selectica; (ii) which are modified by BMW other than as authorized by Selectica, if the alleged infringement relates to such modifications; (iii) combined with software or hardware



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          products not conforming to Selectica's published system requirements, processes or materials where the alleged infringement relates to such combination, (iv) where BMW continues the allegedly infringing activity after being notified thereof or after being informed and provided with modifications that would have avoided the alleged infringement; or (v) where BMW's use of the Applications is not strictly in accordance with the purpose for which this license has been granted.

     c. BMW represents that it has obtained the necessary consents, permits and approvals necessary to use the BMW Materials or any photographs, images or artwork which BMW secures and provides to Selectica, and shall assume royalty or other payments necessary to secure right, title and interest, or the necessary licensing rights in such photographs, images or artwork which BMW has obtained independent of Selectica. BMW agrees to indemnify and hold Selectica, its officers, employees and agents, harmless, including reasonable attorneys' fees, from and against any demand, claim, damage, judgment, action, cause of action, royalty payment made or brought against Selectica arising out of the purportedly unauthorized use of, or a claim of infringement related to, the BMW Materials or any photographs, images or artwork described above in this paragraph.

15.  CONFIDENTIAL INFORMATION.

     a. Each party (the "Receiving Party") agrees to regard and preserve as confidential all technical, financial and business information related to the business and activities of the other party (the "Disclosing Party"), that may be obtained by such party from any source or may be developed as a result of this Agreement ("Confidential Information" of the Disclosing Party). The Receiving Party agrees to hold such Confidential Information in trust and confidence for the Disclosing Party and not to disclose such Confidential Information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of any other party, unless authorized by The Disclosing Party in writing, and even then, to limit access to and disclosure of such Confidential Information to The Receiving Party's employees on a "need to know" basis only. Confidential Information shall not be considered confidential to the extent, but only to the extent, that such information is: (i) already known by the Receiving Party free of any restriction at the time it is obtained; (ii) subsequently learned by the Receiving Party from an independent third party, free of any restriction; (iii) available publicly.

     b. Each party acknowledges and agrees that, in the event of a breach or threatened breach of any of the foregoing provisions, the other party will have no adequate remedy in damages and, accordingly, shall be entitled to injunctive relief against such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof.

16.  ADVERTISING.

     Neither party will use the other party's name or marks, refer to or identify the other party in any advertising or publicity releases or promotional or marketing correspondence to others without such other party's written approval (such approval shall not be unreasonably withheld).

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17.  GOVERNING LAW AND INTERPRETATION.

     This Agreement shall be construed and enforced under the substantive laws of the State of California. Headlines are for reference only and shall not affect the meaning of any terms. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions will continue unimpaired.

18.  INSURANCE.

     Unless otherwise agreed upon, Selectica agrees to obtain and maintain adequate worker's compensation, disability, unemployment insurance and the like for those of its employees performing services under this Agreement. Selectica agrees to obtain and maintain comprehensive general and vehicular liability insurance for claims for damages because of bodily injury (including death) and property damage caused by or arising out of acts or omissions of its employees. The minimum limits of such insurance shall be one million dollars ($1,000,000) for each person, one million dollars ($1,000,000) for each accident involving bodily injury and one million dollars ($1,000,000) involving property damage for each accident. Each such insurance policy shall name BMW as co-insured and additional loss payee and shall provide for at least thirty (30) days prior notice to BMW in the event of any modification or cancellation. Selectica will also notify BMW at least thirty (30) days in advance if Selectica desires to modify or cancel any such insurance. Upon request, Selectica shall furnish BMW with certificates of insurance to evidence its compliance with the provisions hereof.

     Selectica shall also obtain and maintain a policy or policies of errors and omissions, product liability and property damage which shall include BMW as a named insured. Selectica shall supply BMW with a certificate of such insurance within twenty (20) days after notice of the execution of this Agreement, which shall state that the carrier undertakes to give BMW twenty
     (20) days advance notice of cancellation. The policy limits shall be in the amount of not less than five million dollars ($5,000,000) for each occurrence.

19.  ASSIGNMENT.

     Except to an entity that succeeds to all or substantially all the business or assets of a Party, neither party may assign, transfer or subcontract the performance of its services, or any of its rights and/or obligations, without the other party's prior written consent, and any attempt to do so shall be void, except BMW may assign this Agreement, and/or any of its rights or obligations to any BMW Affiliate, without Selectica's consent and upon written notice to Selectica.

20.  SUBCONTRACTING.

     Selectica shall be solely responsible for all its obligations and responsibilities hereunder notwithstanding any subcontracting.


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21.  NOTICES.

     All notices shall be in writing and delivered personally or properly mailed, first class mail, to the addresses of the parties set forth at the beginning of this Agreement, to the attention of the undersigned, with a copy to the signatories of this Agreement, at the same address, or to such other address or addressee as either party may designate by written notice. Any such notice shall be deemed given on the date delivered or when placed in the mails as specified.

22.  ENTIRETY.

     This Agreement, together with the Exhibits, contains the entire agreement between the parties and supersedes any prior or inconsistent agreements, negotiations, representations and promises, written or oral. No modification to this Agreement nor any failure or delay in enforcing any term, exercising any option or requiring performance shall be binding or construed as a waiver unless agreed to in writing by the parties hereto.

23.  EMPLOYEE NON-COMPETITION.

     During the term of this Agreement, Selectica employees that are assigned to develop the BMW Application shall not agree to perform services or provide material or information, directly or indirectly, to for or in support of any Competitor of BMW in connection with a Competitive Project that is substantially similar in form, substance, purpose or intent as performed or provided under this Agreement. For purposes of this Section, "Competitor" is defined as any manufacturer or distributor of automobiles, motorcycles, or recreational vehicles and "Competitive Project" is defined as any task or work effort whose intent or result is or will be substantially similar to any contemplated by this Agreement.

24.  ESCROW.

     a. Selectica agrees within a reasonable time after execution of this Agreement both parties shall enter into an agreement upon the terms set forth in Exhibit 10 (Escrow Agreement) with Fort Knox ("Escrow Agent") unless otherwise agreed upon by the parties wherein Selectica shall provide the source code for the BMW Virtual Center Application ("Source Code") to said Escrow Agent. BMW shall bear all costs associated with escrow.

     b. Escrow Agent shall hold such Source Code throughout the term of this Agreement, and any renewal or extension of said Agreement, and shall release said Source Code to BMW in the event of, and only in the event a release condition specified below ("Release Condition") and in accordance with the terms of the Escrow Agreement. The circumstances that shall give rise to a Release Condition are set forth below, and only those circumstances as mentioned hereinafter shall give rise circumstances which trigger the filing for release as set forth in the Escrow Agreement.

               i. Selectica becomes subject to any administrative or governmental action or measure which terminates its business (without a successor).

               ii. Selectica substantially and continuously fails to meet the support obligations set forth in this Agreement solely due to the fault of Selectica and such failure gives rise to a right on the part of BMW to terminate said Agreement.

               iii. Selectica makes, or initiates the process making, a general assignment for the benefit of creditors, or any involuntary petition to obtain an order for relief against Selectica is filed under the US Bankruptcy Code provided it is not vacated within 120 days from the date of filing, or a receiver or custodian of bankruptcy is appointed for Selectica provided such appointment is not vacated within 120 days from the date of such appointment.

          c. In the event of one or more of the occurrences set forth above in
     Section 24(b)(i), (ii) or (iii) BMW may activate the release process as specified in the Escrow Agreement.

          d. Upon release of the Source Code pursuant to the Escrow Agreement, BMW shall have a non-exclusive, perpetual, non-transferable license to the Source Code only for the purposes of operating, maintaining and supporting users of the Application and only for so long as a Release Condition exists.


BMW OF NORTH AMERICA, INC.                 SELECTICA, INC.

By:   /s/ JAMES L. McDOWELL                By:   /s/ VASUDER K. BHANDARKAR
   ----------------------------------         ----------------------------------

Name:  James McDowell                      Name:  Vas Bhandarkar

Title:   VICE PRESIDENT,MARKETING          Title:  VICE PRESIDENT, MARKETING
      -------------------------------            -------------------------------
Date:  NOVEMBER 18, 1998                   Date:  OCTOBER 28, 1998
     --------------------------------           --------------------------------


BMW OF NORTH AMERICA, INC.

By:    /s/ VICTOR H. DOOLAN
   ----------------------------------
Name:  Victor H. Doolan
     --------------------------------
Title:    PRESIDENT
      -------------------------------
Date:  DECEMBER 3, 1998
     --------------------------------

                  EXHIBIT 1 - PROJECT DESCRIPTION/SCOPE OF WORK



Selectica, Inc.
2890 Zanker Road, Suite 101
San Jose, CA 95134
Telephone:  408.570.5700
Fax:  408.570.9705

ATTN:  Judy Yamada

Date: 7/15/98

This Exhibit is issued pursuant to the above-referenced Agreement between BMW OF North America, Inc. and Selectica, Inc. Any term not otherwise defined herein shall have the meaning specified in the Agreement.

BMW Project Manager:  Carol Burrows      Location:  BMW of North America, Inc.
                                                    300 Chestnut Ridge Road
                                                    Woodcliff Lake, NJ 07675

Selectica Project Manager: Judy Yamada   Location:  Selectica, Inc.
                                                    2890 Zanker Road, Suite 101
                                                    San Jose, CA 95134


                               PROJECT DESCRIPTION

Selectica shall use commercially reasonable efforts to create the BMW Virtual Center Application for BMW. The project shall be divided into phases. Phase 2A is the test phase for the E-46 (For purposes of this Agreement, E-46 shall mean BMW models 323i and 328i). This phase will introduce Selectica's configurator at the BMW site and, under the Virtual Center, create the front- and back-end infrastructure to incorporate the configurator into BMW's site, tested simultaneously with the E-46 model introduction. Selectica shall also create the configuration infrastructure for the Virtual Center for the configuration of other BMW models, pricing and availability information.

The configurator shall include building the E-46 configuration model to include all of the applicable rules and constraints involving model specifications, options and pricing. The configurator shall integrate Selectica's technology into the Graphical User Interfaces templates created by the advertising agency, Fallon McElligott, to allow customers to "Build their own BMW" and Lead Transfer System (Pick a Retailer). It shall also deploy the "Store & Restore" functionality, customizing the configuration results schema to match the quotation specific requirements of BMW and its dealers. Finally, this phase also involves the design for the "Harvest" Database schema to incorporate all the product, pricing, retailer, availability data pertaining to BMW models, and an update mechanism and process for timely reflection at the Virtual Center.

                   SCOPE OF WORK AND PROJECT RESPONSIBILITIES

Selectica shall employ one full time project manager and four or five dedicated full time personnel for the term of the Agreement. Should the expected staffing profile change during the implementation, Selectica shall inform BMW, justify and seek approval from BMW for additional resources required.

Selectica's project manager will be responsible for the overall Selectica deliverable management. Additionally, the project manager shall be responsible for project documentation such as (but not limited to) specifications, designs, plans, scope, and schematics. Selectica's project manager shall create and maintain the project plan, and communicate project status and plan variances to affected and interested parties. The project manager shall closely coordinate with Fallon McElligott, or such other agency BMW, at its discretion, may designate, and BMW management and other project team members. The project manager will arrange and seek reviews and approvals as scheduled and defined in the project plan. The project manager will also be responsible for dissemination of all information, status and call reports, change management and conducting quality audits. Selectica's project manager shall be: Judy Yamada.

Selectica's other team members will be responsible for design, implementation and testing of the E-46 requirements and related database and knowledge-base, user interface and site integration and deployment activities.

                            MILESTONE IMPLEMENTATIONS

            E-46 CONFIGURATOR DESIGN AND IMPLEMENTATION - MILESTONE 1

Selectica Tasks and Deliverables:

o Review configurator schematic and navigation to ensure compatibility and feasibility with Selectica configuration architecture.

o    Define E-46 configurator knowledge base scope and acceptance criteria.

o Create E-46 configuration model design. Review E-46 model, incorporate changes, and obtain design approval based on acceptance criteria.

o Implement the E-46 configuration model. Rework and modify E-46 model based on testing results.

o Create test plan for E-46 configuration model. Create test scripts, conduct tests and report test results. Retest iteratively as fixes are available.

o Incorporate Selectica tags into templates. Rework modifications based on testing results.

o Deploy E-46 configuration model on development server at Fallon. Conduct system and integration tests.

o    Cutover production server to deploy E-46 configurator at Virtual Center.

o    Estimated resources: 3-4 Persons
          o    Project manager
          o    Knowledge engineer
          o    User interface engineer
          o    Test engineer

o    Estimated person-weeks: 15

STORE AND RESTORE DESIGN AND IMPLEMENTATION - MILESTONE 2

Selectica Tasks and Deliverables

o    Define Store and Restore scope and acceptance criteria.

o Create Store & Restore quote object and mapping design. Review data mapping and quote object, incorporate changes, and obtain design approval based on acceptance criteria.

o Implement the quote object. Rework and modify quote object based on testing results.

o Create test plan for Store and Restore facility. Create test scripts, conduct tests and report test results. Retest iteratively as fixes are available.

o Incorporate Selectica tags into Store and Restore templates. Rework modifications based on testing results.

o Deploy Store and Restore facility on development server at Fallon. Conduct system and integration tests.

o    Cutover production server to deploy Store and Restore at Virtual Center.

o    Estimated resources: 3-4 Persons
          o    Project manager
          o    Database engineer
          o    User interface engineer
          o    Test engineer

o    Estimated person-weeks: 13

                              OTHER IMPLEMENTATIONS



            HARVEST DATABASE DESIGN AND IMPLEMENTATION - MILESTONE 3

Selectica Tasks and Deliverables

o Gather and analyze existing schemas and actual data for Model, Standard Features, Options Description, Pricing, Prospects, Retailers and Inventory.

o Create Harvest Database Scope document. Review, incorporate changes and get approval.

o Design and develop the schema for the Harvest database. Review, incorporate changes and get approval based on acceptance criteria.

o    Build Harvest Database table creation and indexing scripts.

o Create test plan, scripts for the Harvest Database creation and loading. Conduct tests, rework scripts and retest.

o    Estimated resources: 2-3 Persons
          o    Project manager
          o    Database engineer
          o    Test engineer

o    Estimated person-week: 12

 LEAD TRANSFER SYSTEM (PICK A RETAILER) DESIGN AND IMPLEMENTATION - MILESTONE 4

Selectica Tasks and Deliverables

o    Define Lead Transfer System (LTS) scope and acceptance criteria.

o Create LTS model. Incorporate changes, and obtain design approval based on acceptance criteria.

o    Implement the LTS model. Rework and modify based on testing results.

o Create test plan for LTS. Create test scripts, conduct tests and report test results. Retest iteratively as fixes are available.

o Incorporate Selectica tags into LTS templates. Rework modifications based on testing results.

o Deploy LTS model and facility on development server at Fallon. Conduct system and integration tests.

o    Cutover production server to deploy LTS at Virtual Center

o    Estimated resources: 3-4 Persons
          o    Project manager
          o    Knowledge engineer
          o    User interface engineer
          o    Test engineer

o    Estimated person-week: 5

               DEVELOPMENT SERVER INSTALLATION, SETUP AND UPDATES

                      NETWORK & SECURITY SETUP AND UPDATES

Selectica Tasks and Deliverables

o Install and test Selectica software (ACE Enterprise Server, ACE Enterprise Manager, and ACE Quote Server) on Selectica servers and Fallon servers (first time). Install updates periodically to keep server up to date.

o    Install and test Oracle server.

o Install Backup software. Implement backup policy and procedures. Create backup scripts and execute periodically.

o    Populate Harvest database for initial testing.

o    Out of pocket travel and expenses consistent with BMW Travel Policy

Selectica Staff Resources Estimate Out of Pocket Expenses

o    Estimated resources: 1-2
          o    Project manager
          o    Network administrator

o    Estimated person-week: 4

o    Estimated Out of pocket expenses

          Space and Furniture:                                $  4,000
          Backup software:                                    $  1,000
          Webload testing software:                           $  5,000
          Network routing:                                    $  3,000
          Security software:                                  $  2,000
          Offsite backup:                                     $  2,000
          Other:                                              $  3,000
          Estimated sub-total                                 $ 20,000

                                    TRAINING

Selectica Tasks and Deliverables

o    Train Fallon/BMW on Selectica software components and installation.

o Train Fallon/BMW on Selectica's configurator product. Does not include Train the trainer or ACE Certification.

o    Estimated resources: 1 Person
          o    Project Manager/Trainer

o    Estimated person-week: 2

o    Out of pocket travel and expenses consistent with BMW Travel Policy

o    Materials--actual cost not to exceed $1,000

                             PHASE 2B - MILESTONE 5

                     (FUNCTIONALITY NOT COVERED IN PHASE 2A)

Phase 2A will deploy only 2 1999 E-46 BMW sedan models.

Phase 2B covers:

     o    All remaining 1999 Models (in order sequence of development)

          o    1999 7 Series
          o    1999 5 Series Sedans and Wagons

     o    All E-53 Models (Up to and including Year 2000 Models)
     o    All M Series Models (Up to and including Year 2000 M5 Series)
     o    All Z Series Models (Up to and including Year 2000 2.3 Model
          "Facelift")
     o All 3 Series Coupe and Convertible Models and 318 ti Models (Up to and including 1999 models)

Specific dates, deadlines and deliverables are set forth in Exhibit 5--Deliverables

Phase 2A does not cover the estimate for the following:

o    Payment estimator

o    Automatic translator

o    Pre-owned vehicle locator

o Configurator generated management or marketing trending or analysis reports, except, Selectica shall provide BMW with reports of site visits traffic and configuration combinations that it systematically generates.

               EXHIBIT 2 - EMPLOYEES AND NON-DISCLOSURE AGREEMENT



The following list of Selectica employees have executed the Proprietary Information and Inventions Agreement, the form of which is set forth below:

                  Employee

                                 SELECTICA, INC.
                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

The following confirms an agreement between me (___________________), and Selectica, Inc., a California corporation (the "Company"), which is a material part of the consideration for my employment by the Company:

1. The Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, designs, mask work rights and other rights throughout the world) in any inventions, works of authorship, mask works, ideas or information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively "Inventions") and I will promptly disclose all Inventions to the Company. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist the Company, at the Company's expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as its agents and attorneys-in-fact to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company's business is not within the scope of this Agreement, I have listed it on Appendix B.

2. To the extent allowed by law, paragraph 1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent I retain any such Moral Rights under applicable law, I hereby waive such Moral Rights and consent to any action consistent with the terms of this Agreement with respect to such Moral Rights. I will confirm any such waivers and consents from time to time as requested by the Company.

3. I agree that all Inventions and all other business, technical and financial information I develop, learn or obtain during the term of my employment that relate to the Company or the business or demonstrably anticipated business of the Company or that are received by or for the Company in confidence, constitute "Proprietary Information." I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement.

4. During the period of my employment with the Company and for six months thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of the Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of the Company.

6. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing, use or disclose my own or any third party's confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company.

7. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of the Company, I have obligations to the Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of the Company.

8. I agree that my obligations under paragraphs 1, 2, 3 and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 1, 2 and 3 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, it subsidiaries, successors and assigns.

9. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

10. I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO

     PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

     _____________, 199_                           Employee



                                                   ----------------------------
                                                   Signature

                                                   ----------------------------
                                                   Name (Printed)



Accepted and Agreed to:


---------------------------------


By:
   ------------------------------

                                   APPENDIX A



Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

     (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

          (2)  Result from any work performed by the employee for his employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable

                                   APPENDIX B

                     PRIOR MATTER EXCLUDED FOR CLARIFICATION

         EXHIBIT 3 -- BMW BILLING PROCEDURES FOR OUT-OF-POCKET EXPENSES



A. Except as otherwise set forth herein, Selectica shall submit to BMW by no later than the fifteenth (15th) business day of each month, in arrears, a written invoice for any out-of-pocket expenses incurred by Selectica pursuant to its performance under this Agreement. Each monthly invoice shall detail each and every out-of-pocket cost and expense Selectica believes to be reimbursable by BMW in accordance with the terms and conditions of this Agreement. Selectica shall establish and maintain such financial reporting systems and procedures as may be necessary and appropriate to ensure accurate and timely submission of monthly invoices consistent with BMW's financial and auditing reporting requirements. Procedures necessary to effectuate the foregoing shall be agreed to by the parties. Selectica agrees to use all commercially reasonable efforts to establish and maintain and, from time to time in accordance with BMW's reasonable requests, modify the aforementioned financial reporting systems and procedures to ensure that BMW's financial and audit requirements and objectives are satisfied.

     BMW recognizes that Selectica has established certain invoicing procedures with respect to Selectica services for an array of clients, and that the invoicing requirements set forth herein may not conform to Selectica's current procedures. Upon execution of this Agreement the parties hereto shall promptly meet to review Selectica's current invoicing procedures. Selectica and BMW may, but shall not be required, to modify the invoicing requirements set forth herein, provided that any such modification (i) does not limit BMW's ability to rigorously monitor Selectica's financial and other performance contemplated herein, (ii) is fully compatible with BMW's fiscal and other corporate policies, procedures and requirements, (iii) does not unreasonably inconvenience BMW or Selectica personnel, and (iv) does not increase the cost of BMW performance contemplated herein. Any modification to the invoicing requirements set forth herein shall be evidenced by a writing signed by both parties, attached hereto and incorporated by reference herein.

B. A cost or expense for which reimbursement by BMW to Selectica requires submission by Selectica of documentary or other substantiation thereof shall not be reflected on a monthly invoice until and unless such necessary substantiation is submitted therewith. BMW shall not be obligated to reimburse Selectica for any cost or expense reflected on any invoice for which necessary substantiation is not submitted therewith, nor for any cost or expense reflected on any invoice received by BMW more than two hundred
     (200) days after such cost or expense was incurred by Selectica. The foregoing notwithstanding, Selectica shall exercise diligent effort to submit to BMW for reimbursement costs and expenses within ninety (90) days after such cost or expense is incurred by Selectica.

C. Each monthly invoice to BMW must be of sufficient detail to enable BMW to understand the scope and nature of all services reflected therein. Each monthly invoice which is timely submitted to BMW shall be payable within thirty (30) days following the BMW's receipt thereof. In the event a monthly invoice is not timely submitted, such invoice shall be payable by BMW no later than thirty (30) days subsequent to the second (2nd) day of the following month. In the event a dispute arises concerning one or more items reflected in a monthly invoice, BMW shall be obligated to timely pay all non-disputed charges and the parties shall then negotiate in good faith to achieve a mutually satisfactory resolution of the dispute.

D. In addition to setting forth those costs and expenses for which Selectica seeks reimbursement by BMW, in the event Selectica finds that the budgeted amount set forth in the payment plan set forth in Exhibit 7 is modified, (such modification to be mutually agreed upon by the parties), the monthly invoice shall provide for chronological tracking of budget by budgeted item and in summary, for said full year of service, including but not limited to, indications of original budgeted amount for media purchases, subsequent adjustments thereto, year to date expenditures, projected full year expenditure against forecast and the like in sufficient detail to enable BMW to satisfy BMW's financial and audit obligations and objectives.

E. In monthly invoices, Selectica shall bill BMW at Selectica's actual cost, without mark-up or profit and net discount or commission, including any prepayment, for reasonable and substantiated expenses, including media purchases, incurred consistent with the conditions set forth herein.

                         EXHIBIT 4 -- BMW TRAVEL POLICY



                              ATTACHED TO THIS PAGE

                            EXHIBIT 5 -- DELIVERABLES



MILESTONE 1: SELECTICA DELIVERABLE - E46 CONFIGURATOR
             Approximate completion: Oct 8, 1998

Selectica Milestone 1 contingent upon timely completion and delivery of following BMW deliverables to Selectica by the following dates:

Deliver E46 Configurator Re-design                      9-28-98
Deliver E46 Configurator HTML Pages                     9-28-98
Provide E46 configurator rules                          9-28-98


MILESTONE 2: SELECTICA DELIVERABLE - STORE & RESTORE
             Approximate completion: October 29, 1998

Selectica Milestone 2 contingent upon completion and delivery of following BMW deliverables to Selectica by the following dates:

Deliver Store & Restore Design                          10-19-98
Deliver Store & Restore HTML Pages                      10-19-98
Deliver revised Guestbook                               10-19-98


MILESTONE 3: SELECTICA DELIVERABLE - HARVEST DATABASE
             Approximate completion: December 15, 1998

Selectica Milestone 3 contingent upon completion and delivery of following BMW deliverables to Selectica by the following dates:

Deliver dealer schema & data                            12-5-98
Provide BMW database schema                             12-5-98
Provide BMW data in electronic format                   12-5-98

MILESTONE 4: SELECTICA DELIVERABLE - LEAD TRANSFER (PICK A RETAILER)
             Approximate completion: 12-3-98

Selectica Milestone 4 contingent upon completion and delivery of following BMW deliverables to Selectica by the following:

Create comprehensive schema and technical              11-23-98
specification of Lead Transfer systems

Program automated email and fax functions              11-23-98

Test functionality of entire system prior
to BMW testing                                         11-23-98

Create and program online customer satisfaction
survey and reporting capability                        11-23-98


MILESTONE 5: SELECTICA DELIVERABLE - COMPLETION AND DELIVERY OF:

Selectica Milestone 5 completion contingent upon obtaining required data of above stated models of aforementioned BMW models.

     o    All remaining 1999 Models (in order sequence of development)

          o    1999 7 Series

          o    1999 5 Series Sedans and Wagons

     o    All E-53 Models (Up to and including Year 2000 Models)

     o    All M Series Models (Up to and including Year 2000 M5 Series)

     o    All Z Series Models (Up to and including Year 2000 2.3 Model
          "Facelift")

     o All 3 Series Coupe and Convertible Models and 318 ti Models (Up to and including 1999 models)

                        EXHIBIT 6 -- SELECTICA MATERIALS



     The ACE KBS database repository schema

     ACE KBS, KnowledgeBases, Knowledge Language, Knowledge Language Format

     ACE Enterprise, ACE Integrated Modeling Environment

     ACE Studio (Model Builder, GUI Builder)

     ACE Quoter, ACE Mobile, ACE Desktop, ACE Server Manager

     ACE Tester, ACE Verifier, ACE Composer

     ACE Mobile Manager, ACE Mobile Docker

                 EXHIBIT 7 -- COMPENSATION AND PAYMENT SCHEDULE


PAYMENT SCHEDULE:
-----------------
REMITTED PRIOR TO CONTRACT EXECUTION                                  $[*]
ON OR ABOUT 9-4-98

DUE AT CONTRACT EXECUTION                                             $[*]
(INCLUDES MAINTENANCE FOR 1998 OF [*]

DUE AT COMPLETION OF MILESTONE 1                                      $[*]

DUE AT COMPLETION OF MILESTONE 2                                      $[*]

DUE AT THE COMPLETION OF MILESTONE 3                                  $[*]

DUE AT THE END OF THE COMPLETION OF MILESTONE 4                       $[*]

DUE AT THE COMPLETION OF MILESTONE 5                                  $[*]

TOTAL                                                               $[*]*
                                                                    ==========
DUE UPON DELIVERY OF THE AUTO TRANSLATION FUNCTIONALITY
(IF COMPLETED) -- COSTS INCURRED NOT TO EXCEED                        $[*]*

DUE UPON DELIVERY OF THE VEHICLE LOCATOR FUNCTIONALITY
(IF COMPLETED) -- COSTS INCURRED NOT TO EXCEED                        $[*]*

*TO BE BILLED TO BMW BASED UPON:

PROJECT MANAGER - BILLING RATE OF $[*] PER HOUR
PROJECT ENGINEER - BILLING RATE OF $[*] PER HOUR

OUT OF POCKET COSTS SHALL INCLUDE, BUT NOT NECESSARILY BE LIMITED TO HOTEL, TRAVEL, MEALS INCURRED BY SELECTICA IN PERFORMING THE SERVICES HEREUNDER OR AS SET FORTH IN EXHIBIT 1. SUCH OUT-OF-POCKET REIMBURSEMENTS SHALL BE CONSISTENT WITH EXHIBIT 4 (AS APPLICABLE).

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

----------------------------------------------------------------------------------------------------------
                                                 One Time License Fee                    Per Server Charge
                                                  (Paid according to       No. of         for Additional
PRODUCT LICENSES                                      plan above)          Servers            Servers
----------------------------------------------------------------------------------------------------------
ACE Enterprise Dual CPU (Production)                    $[*]                  3               $[*]
----------------------------------------------------------------------------------------------------------
ACE Enterprise Single CPU                                $[*]                 1                $[*]
Testbed/Development)
----------------------------------------------------------------------------------------------------------
ACE Enterprise Single Service Manager                   $[*]                  1               $[*]
(Max. 16)
----------------------------------------------------------------------------------------------------------
ACE Integrated Modeling Environment (IME)               $[*]                  1               $[*]
----------------------------------------------------------------------------------------------------------
ACE Quote Server                                        $[*]                  1               $[*]
----------------------------------------------------------------------------------------------------------
Total Phase 2A Product Licenses--Total                  $[*]               (incorporated in the above
                                                                            payment schedule)
----------------------------------------------------------------------------------------------------------


1998 MAINTENANCE FEE
ACE Enterprise Dual CPU (Production)
ACE Enterprise Single CPU Testbed/Development)
ACE Enterprise Single Service Manager (Max. 16)
ACE Integrated Modeling Environment (IME)
ACE Quote Server

Total Phase 2A Product Maintenance -- 1998 --                  $[*]
(incorporated in the above payment schedule)

1999 MAINTENANCE FEE

ACE Enterprise Dual CPU (Production)
ACE Enterprise Single CPU Testbed/Development)
ACE Enterprise Single Service Manager (Max. 16)
ACE Integrated Modeling Environment (IME)
ACE Quote Server

Total Phase 2A Product Maintenance -- 1999 --                  $[*]
(To be paid in 4 equal installments at the inception of each calendar quarter)

BMW RETAINS THE RIGHT AND DISCRETION TO DETERMINE WHETHER IT SHALL SELECT SELECTICA AS A MAINTENANCE SERVICE PROVIDER FOR CALENDAR YEAR 1999. IN THE EVENT BMW ELECTS TO DO SO, IT SHALL NEGOTIATE AND CONSUMMATE A SEPARATE MAINTENANCE AGREEMENT WITH SELECTICA, THE FORM OF WHICH IS ATTACHED HERETO AS EXHIBIT 11.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2000 MAINTENANCE FEE

ACE Enterprise Dual CPU (Production)
ACE Enterprise Single CPU Testbed/Development)
ACE Enterprise Single Service Manager (Max. 16)
ACE Integrated Modeling Environment (IME)
ACE Quote Server

Total Phase 2A Product Maintenance -- 2000 --                 $[*]
                                                              ========
(To be paid in 4 equal installments at the inception of each calendar quarter)

BMW RETAINS THE RIGHT AND DISCRETION TO DETERMINE WHETHER IT SHALL SELECT SELECTICA AS A MAINTENANCE SERVICE PROVIDER FOR CALENDAR YEAR 2000. IN THE EVENT BMW ELECTS TO DO SO, IT SHALL NEGOTIATE AND CONSUMMATE A SEPARATE MAINTENANCE AGREEMENT WITH SELECTICA, THE FORM OF WHICH IS ATTACHED HERETO AS EXHIBIT 11. SELECTICA SHALL PROVIDE BMW WITH NOTICE IN WRITING ON OR ABOUT OCT. 1 1999 THAT THE CURRENT MAINTENANCE AGREEMENT HAS EXPIRED. BMW SHALL THEN HAVE 30 DAYS TO NOTIFY SELECTICA WHETHER IT SHALL HAVE SELECTICA HAS BEEN SELECTED AS A MAINTENANCE SERVICE PROVIDER FOR CALENDAR YEAR 2000. IF BMW DOES NOT RESPOND WITHIN THE REQUISITE 30 DAY PERIOD, THE MAINTENANCE AGREEMENT SHALL BE RENEWED FOR THE CALENDAR YEAR 2000.

2001 MAINTENANCE FEE

ACE Enterprise Dual CPU (Production)
ACE Enterprise Single CPU Testbed/Development)
ACE Enterprise Single Service Manager (Max. 16)
ACE Integrated Modeling Environment (IME)
ACE Quote Server

Total Phase 2A Product Maintenance -- 2001 --                 $[*]
                                                              ========
(To be paid in 4 equal installments at the inception of each calendar quarter)

BMW RETAINS THE RIGHT AND DISCRETION TO DETERMINE WHETHER IT SHALL SELECT SELECTICA AS A MAINTENANCE SERVICE PROVIDER FOR CALENDAR YEAR 2001. IN THE EVENT BMW ELECTS TO DO SO, IT SHALL NEGOTIATE AND CONSUMMATE A SEPARATE MAINTENANCE AGREEMENT WITH SELECTICA, THE FORM OF WHICH IS ATTACHED HERETO AS EXHIBIT 11. SELECTICA SHALL PROVIDE BMW WITH NOTICE IN WRITING ON OR ABOUT OCT. 1 2000 THAT THE CURRENT MAINTENANCE AGREEMENT HAS EXPIRED. BMW SHALL THEN HAVE 30 DAYS TO NOTIFY SELECTICA WHETHER IT SHALL HAVE SELECTICA HAS BEEN SELECTED AS A MAINTENANCE SERVICE PROVIDER FOR CALENDAR YEAR 2001. IF BMW DOES NOT RESPOND WITHIN THE REQUISITE 30 DAY PERIOD, THE MAINTENANCE AGREEMENT SHALL BE RENEWED FOR THE CALENDAR YEAR 2001.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2002 MAINTENANCE FEE

ACE Enterprise Dual CPU (Production)
ACE Enterprise Single CPU Testbed/Development)
ACE Enterprise Single Service Manager (Max. 16)
ACE Integrated Modeling Environment (IME)
ACE Quote Server

Total Phase 2A Product Maintenance -- 2002 --                 $[*]
                                                              ========
(To be paid in 4 equal installments at the inception of each calendar quarter)

BMW RETAINS THE RIGHT AND DISCRETION TO DETERMINE WHETHER IT SHALL SELECT SELECTICA AS A MAINTENANCE SERVICE PROVIDER FOR CALENDAR YEAR 2002. IN THE EVENT BMW ELECTS TO DO SO, IT SHALL NEGOTIATE AND CONSUMMATE A SEPARATE MAINTENANCE AGREEMENT WITH SELECTICA, THE FORM OF WHICH IS ATTACHED HERETO AS EXHIBIT 11. SELECTICA SHALL PROVIDE BMW WITH NOTICE IN WRITING ON OR ABOUT OCT. 1 2001 THAT THE CURRENT MAINTENANCE AGREEMENT HAS EXPIRED. BMW SHALL THEN HAVE 30 DAYS TO NOTIFY SELECTICA WHETHER IT SHALL HAVE SELECTICA HAS BEEN SELECTED AS A MAINTENANCE SERVICE PROVIDER FOR CALENDAR YEAR 2002. IF BMW DOES NOT RESPOND WITHIN THE REQUISITE 30 DAY PERIOD, THE MAINTENANCE AGREEMENT SHALL BE RENEWED FOR THE CALENDAR YEAR 2002.

IMPLEMENTATION SERVICES

Phase 2A--E46 Configurator in Virtual Center
Phase 2A Training
Phase 2A BMW Configuration Maintenance

Total                                                         $[*]
                                                              ========
(incorporated in the above payment schedule)

Phase--2B--Configurator

o All remaining 1999 Models (in order sequence of development)
  o 1999 7 Series
  o 1999 5 Series Sedans and Wagons
o All E-53 Models (Up to and including Year 2000
  Models)
o All M Series Models (Up to and including Year
  2000 M5 Series)
o All Z Series Models (Up to and including Year
  2000 2.3 Model "Facelift")
o All 3 Series Coupe and Convertible Models and
  318 ti Models (Up to and including 1999 models)

Total:                                                        $[*]
                                                              ========
(incorporated in the above payment schedule)

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

**FOR INFORMATIONAL PURPOSES ONLY**

Selectica's standard list price is as follows:

SOFTWARE PRODUCT LICENSE                                      LIST PRICE
------------------------                                      ----------
ACE Enterprise Dual CPU                                        $200,000
ACE Enterprise Single CPU                                      $100,000
ACE Enterprise Server Manager                                  $250,000
ACE Integrated Modeling Environment (IME)                      $150,000
ACE Quote Server                                               $200,000

                    EXHIBIT 8 -- TECHNOLOGY ESCROW AGREEMENT



Account Number _____________

This Technology Escrow Deposit Agreement including any Attachments and Addenda ("Agreement") is effective this ____ day of ___________, 19__, by and between Escrow Holder ("Escrow Holder"), Selectica ("Licensor") and BMW ("Licensee").

Notices to Licensor, Licensee and Escrow Holder should be sent to the parties as identified in the attached Attachment A.

WHEREAS, Licensor and Licensee have entered into a WebSite Design and Development Services Agreement of even date herewith (the "License Agreement");

WHEREAS, Licensor and Licensee desire this Technology Escrow Agreement to be supplementary to said contract pursuant to 11 U.S.C. Section 365(n);

WHEREAS, availability of or access to certain proprietary data relating to the proprietary technology and other materials is critical to Licensee in the conduct of its business;

WHEREAS, Licensor has deposited or will deposit with Escrow Holder the related proprietary data to provide for retention and controlled access for Licensee under certain specified conditions:

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

1.   LICENSOR DEPOSIT ACCOUNT.

     Following the execution of this Agreement and the payment of the set-up and deposit fees to Escrow Holder, Escrow Holder shall open a "Deposit Account" for Licensor. The items placed in the Deposit Account constitute the "Deposit." The opening of the Deposit Account means that Escrow Holder shall establish an account ledger in the name of the Licensor and that Licensor shall receive renewal notices as provided in Section 7. Unless and until Licensor makes an Initial Deposit (as defined below) with Escrow Holder, Escrow Holder shall have no obligation to Licensor except as defined by this Section.

2.   INITIAL DEPOSIT.

     The "Initial Deposit" will consist of all material initially supplied by Licensor to Escrow Holder as specified by an accompanying document called a "Description of Deposit Materials" hereinafter referred to as an Attachment
     B. Escrow Holder shall issue to Licensor and Licensee a copy of the initial Attachment B within ten (10) days of acceptance by Escrow Holder of the Initial Deposit.

3.   DEPOSIT CHANGES.

     The Licensor will keep the Deposit updated with supplemental or replacement materials ("Deposit Changes") to the extent required by the License Agreement.

     (a) Supplemental Deposit. A "Supplemental Deposit" will include any materials added to the Deposit. Licensor will submit any Supplemental Deposit accompanied by an Attachment B. Within ten (10) days of acceptance by Escrow Holder of such Supplemental Deposit, Escrow Holder shall notify Licensor and Licensee by issuing a copy of the Attachment B.

     (b) Replacement Deposit. "Replacement Materials" replace the existing Deposit defined by Attachment B(s). Licensor will submit any Replacement Materials accompanied by an Attachment B. Within ten (10) days of acceptance by Escrow Holder of such Replacement Materials, Escrow Holder shall notify Licensor and Licensee by issuing a copy of the Attachment B. Escrow Holder will destroy or return to Licensor all materials that are replaced by the Replacement Materials.

4.   DEPOSIT INSPECTION.

     Upon the receipt of the Initial Deposit materials and any Deposit Changes, Escrow Holder will visually match the listed items on the Attachment B to the labeling of such materials. Escrow Holder shall not be responsible for verifying the contents or validating the accuracy of Licensor's labeling. Acceptance of the Deposit will occur only when Escrow Holder concludes that the Deposit Inspection is complete; which acceptance shall not be unreasonably withheld.

5.   LICENSE REGISTRATION ACCOUNT.

     Following the execution of this Agreement and the payment of the set-up, deposit and registration fee to Escrow Holder, Escrow Holder shall open a "Registration Account" for Licensee. The opening of the Registration Account means that Escrow Holder shall establish an account ledger in the name of the Licensee and that Licensee shall receive renewal notices as provided in Section 7. Unless and until Licensor makes an Initial Deposit of Materials with Escrow Holder, Escrow Holder shall have no obligation to Licensee except as defined by this section.

6.   DEPOSIT OBLIGATIONS OF CONFIDENTIALITY.

     Escrow Holder agrees to establish a receptacle in which it shall place the Deposit (meaning the Initial Deposit, Supplemental Deposits and Replacement Deposits to the extent then applicable) and shall put the receptacle under the control of one or more of its officers, selected by Escrow Holder, whose identity shall be available to Licensor and Licensee at all times. Escrow Holder shall exercise a professional level of care in carrying out the terms of this Agreement.

     (a) Escrow Holder acknowledges Licensor's assertion that the Deposit shall contain proprietary data of Licensor and that Escrow Holder has an obligation to preserve and protect that confidentiality.

     (b) Escrow Holder may duplicate the Deposit only as necessary to preserve and safely store the Deposit, and to provide copies thereof, as authorized herein, to Licensee. Escrow Holder shall reproduce on all copies of the Deposit made by Escrow Holder any proprietary or confidentiality notices contained in the Deposit originally deposited with it by Licensor.

     (c) Except as expressly provided in this Agreement, Escrow Holder agrees that it shall not divulge, disclose, otherwise make available to third parties, or make any use whatsoever of the Deposit, or of any information provided to it by Licensor in connection with this Agreement, without the express prior written consent of Licensor. This obligation will continue indefinitely notwithstanding termination of this Agreement.

7.   TERM OF AGREEMENT.

     This Agreement will have a term consistent with the term of the License Agreement. In the event that the renewal fees are not received within thirty (30) days prior to the expiration date, Escrow Holder shall so notify Licensor and Licensee of the thirty (30) day expiration period. If the renewal fees are not received within the subsequent thirty (30) days, this Agreement will expire without further notice and without liability of Escrow Holder to the parties of this Agreement. Licensee has the right to pay renewal fees and other related fees. In the event Licensee pays the renewal fees and Licensor is of the opinion that any necessary condition for renewal is not met, Licensor may so notify Escrow Holder, and Licensee in writing. The resulting dispute will be resolved pursuant to the dispute resolution process defined in Section 12.

8.   EXPIRY.

     Except as otherwise expressly provided in this Agreement, upon non-renewal or other termination of this Agreement, all duties and obligations of Escrow Holder to Licensor and Licensee will terminate. Thereafter, if Licensor requests the return of the Deposit, Escrow Holder shall return the Deposit to Licensor, but only after all outstanding invoices and the deposit return fees are paid. If the fee(s) are not received by the anniversary date of this Agreement, Escrow Holder shall, at its option, destroy or return the Deposit to Licensor.

9.   FILING FOR RELEASE OF DEPOSIT BY LICENSEE.

     Upon notice to Escrow Holder by Licensee (in the form of an affidavit or declaration by an officer of Licensee) of the occurrence of a release condition as defined in Section 24 of the License Agreement, and payment of the filing for release fee, Escrow Holder shall so notify Licensor by certified mail with a copy of the notice from the Licensee. If Licensor provides contrary instruction within ten (10) working days of the mailing of the notice to Licensor, Escrow Holder shall not deliver the Deposit to the Licensee except as provided below.

     (a) "Contrary instruction" means the filing of an affidavit or declaration with Escrow Holder by an officer of Licensor stating that a Release Condition has not occurred, or has been cured. Escrow Holder will send a copy of the affidavit or declaration by certified mail to the Licensee who is filing for the release of the Deposit materials. Upon receipt of contrary instruction, Escrow Holder shall not deliver a copy of the Deposit and shall continue to store the Deposit until otherwise directed by Licensor and Licensee jointly, or until resolution of the dispute pursuant to Section 1.12.

10.  RELEASE OF DEPOSIT TO LICENSEE.

     Release conditions are those conditions specified for release of escrow in
     Section 24 of License Agreement.

     (a) If after following the procedure in Section 9, Escrow Holder does not receive contrary instruction from Licensor, Escrow Holder is authorized to release the Deposit, or if more than one Licensee is registered to the Deposit, a copy of the Deposit, to the Licensee filing for release following receipt of any fees due to Escrow Holder.

11.  CONDITIONS FOR USE FOLLOWING RELEASE.

     Following a release as provided in Section 10, Licensee shall have the non-exclusive right to use the released material as and only as authorized by Section 24 of the License Agreement. Additionally, Licensee shall be required to maintain the confidentiality of the released materials and technology in accordance with the terms of the License Agreement.

12.  DISPUTES.

     In the event of a dispute as to which this section applies, Escrow Holder shall so notify Licensor and Licensee in writing. Such dispute will be settled by arbitration (which arbitration shall be binding and enforceable in any court of competent jurisdiction for purposes of this Agreement only) in accordance with the rules of the American Arbitration Association (AAA). Licensor and Licensee will each select one arbitrator and a third arbitrator will be selected unanimously by the two arbitrators selected by the parties. If the two arbitrators selected by the parties are unable to select the third arbitrator within ten (10) days of the appointment of the two arbitrators, the parties consent to the selection of the third arbitrator by the AAA administrator.

13.  INDEMNIFICATION.

     Licensor and Licensee agree to defend and indemnify Escrow Holder and hold Escrow Holder harmless from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by Escrow Holder as a result of performance of this Agreement except in the event of a judgment or arbitration decision which specified that Escrow Holder acted with gross negligence or willful misconduct.

14.  AUDIT RIGHTS.

     Escrow Holder agrees to keep records of the activities undertaken and materials prepared pursuant to this Agreement. Licensor and Licensee will be entitled at reasonable times, during normal business hours and upon reasonable notice to Escrow Holder, during the term of this Agreement to inspect the records of Escrow Holder with respect to this Agreement.

     (a) Licensor or Licensee will be entitled, upon reasonable notice to Escrow Holder and during normal business hours, at the facilities designated by Escrow Holder, accompanied by a designated employee of Escrow Holder, to inspect the physical status and condition (but not contents) of the Deposit. The Deposit may not be changed by Licensor or Licensee during the audit.


15.  DESIGNATED REPRESENTATIVE.

     Licensor and Licensee each agree to designate one individual to receive notices from Escrow Holder and to act on behalf of Licensor and Licensee respectively with respect to the performance of their obligations as set forth in this Agreement and to notify Escrow Holder immediately, in the manner stipulated in Attachment A, in the event of any change from one designated representative to another.

16.  GENERAL.

     Subject to the terms of this Agreement, Escrow Holder may act in reliance upon any written instruction, instrument, or signature reasonably believed to be genuine and may assume that any person giving any written notice, request, advice or instruction in connection with or relating to this Agreement has been duly authorized to do so. Escrow Holder is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.

     (a) This Agreement is to be governed by, and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof.

     (b) Except for the License Agreement, this Agreement, including the Attachments and Addenda hereto, constitutes the entire Agreement between the parties concerning the subject matter hereof, and will supersede all previous communications, representations, understandings, and agreements, either oral or written, between the parties. Licensor and Licensee acknowledge that Escrow Holder has no knowledge of the terms and conditions contained in the License Agreement and that Escrow Holder's only obligations shall be as set forth herein or in any other writing signed by Escrow Holder, Licensor and Licensee.

     (c) If any provision of this Agreement is held by any court to be invalid or unenforceable, that provision will be limited or severed from this Agreement to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

17.  FEES.

     All service fees will be due in full at the time of the request for service. Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. For the purpose of annual renewal fees the effective date of this Agreement will be the anniversary date. Invoiced fees must be paid within sixty (60) days of receipt of invoice or Escrow Holder may terminate this Agreement. If payment is not timely received by Escrow Holder, Escrow Holder shall have the right to accrue and collect interest at the rate of one and one-half percent per month (18% per annum) from the date of invoice for all later payments, or, if lower, the maximum rate allowed by law.

All fees will be those specified in Escrow Holder's standard Schedule of Fees in effect at the time of renewal, or request for service, except as otherwise agreed. For any increase in Escrow Holder's standard fees, Escrow Holder shall notify Licensor and Licensee at least ninety (90) days prior to any renewal of this Agreement. For any service not listed on the Schedule of Fees, Escrow Holder shall provide a quote prior to rendering such service.

LICENSOR:
           ----------------------------------------

Dated:
           ----------------------------------------

By:
           ----------------------------------------
           (Print Name)

           ----------------------------------------
           Title


LICENSEE:
           ----------------------------------------

Dated:
           ----------------------------------------

By:
           ----------------------------------------
           (Print Name)

           ----------------------------------------
           Title



ESCROW HOLDER:
           ----------------------------------------

Dated:
           ----------------------------------------

By:
           ----------------------------------------
           (Print Name)

           ----------------------------------------
           Title

                                  ATTACHMENT A

                           TECHNOLOGY ESCROW AGREEMENT

Account Number ______

Notices to Licensor Regarding
Agreement Terms and Conditions should
be addressed to:                            Invoices should be addressed to:

Licensor:

-------------------------------------       -------------------------------------
Address:

-------------------------------------       -------------------------------------

-------------------------------------       -------------------------------------
Designated
Representative:
               ----------------------       -------------------------------------
Phone:
      -------------------------------       -------------------------------------

Notices to Licensee Regarding
Agreement Terms and Conditions
should be addressed to:                     Invoices should be addressed to:

Licensee:
-------------------------------------       -------------------------------------
Address:

-------------------------------------       -------------------------------------

-------------------------------------       -------------------------------------
Designated
Representative:
               ----------------------       -------------------------------------
Phone:
      -------------------------------       -------------------------------------

All requests from Licensor or Licensee to change the designated representative must be given in writing to the other parties and signed by an officer of Licensor or Licensee as the case may be.

All Contracts, Deposit Materials
and Official Notifications to               Invoice Inquiries and Remittance of
Escrow Holder should be addressed to:       Fees to Escrow Holder addressed to:

-------------------------------------       -------------------------------------

-------------------------------------       -------------------------------------

-------------------------------------       -------------------------------------


                                  ATTACHMENT B

                        Description of Deposit Materials


Deposit Account Number
                       --------------------------------------------------------
Deposit Account Name
                       --------------------------------------------------------

Licensor, pursuant to a Deposit Agreement, hereby deposits the below described materials into the above referenced Deposit Account by providing them to Escrow Holder. The Deposit Type is: (check box that applies)

___ Initial Deposit          ___ Supplemental          ___ Replacement

If Replacement then Destroy Deposit ___ or Return Deposit ____

If no Deposit Type has been checked the materials will be deemed to be an Initial or Supplemental Deposit.

DEPOSIT MATERIALS

Name                                               Version
    ---------------------------------------                ------------------
Date                                               CPU/OS       Compiler
    ---------------------------------------              -----          -------
Application
            -------------------------------
Utilities needed
                 --------------------------
Special operating instructions
                              -------------

-------------------------------------------

I certify that the above described
materials were delivered/sent to the                Receipt of the materials acknowledged.
Escrow Holder.
By                                                  By
  -----------------------------------                 -----------------------------------
Name                                                Name
    ---------------------------------                   ---------------------------------
Title                                               Title
     --------------------------------                    --------------------------------
For                                                 For Escrow Holder
   ----------------------------------               Date
Date                                                     --------------------------------
    ---------------------------------               ATTACHMENT B NO.
                                                                     --------------------

                           EXHIBIT 9 - SPECIFICATIONS



The goal of the BMW Virtual Center Application is to provide a better, more customized online shopping experience for BMW prospects.

Selectica is responsible for the development and deployment of the car configurator in the Virtual Center and managing the project resources for the configurator tool. Selectica's responsibilities include the Harvest Database schema design and implementation, addition of models to the configurator, the maintenance of the configurator tool and addition of new configuration capabilities.

The following are the major functions supported in the BMW Virtual Center:

1. THE CAR CONFIGURATOR: The E-46 car configurator allows users to configure the BMW cars as set forth in Exhibit 1. online on the BMW Web site. The configurator allows users to correctly pick exterior and interior colors, packages and trim and other options, guiding customers through appropriate and available choices, based on previous selections. The customer will be presented the MSRP pricing. Selectica will deploy the ACE Enterprise software to facilitate the configuration process.

2. STORE AND RESTORE: Once a car configuration is complete, the user is able to save the configuration and retrieve it at a later date to work on it further. Selectica will deploy the ACE Quote Server that handles the saving and retrieval of configuration quotes. This functionality is required to enable the Lead Transfer System of the BMW Virtual Center.

3. HARVEST DATABASE SCHEMA DESIGN: In order to effectively maintain the BMW Virtual Center for configuration of all models, the data for all the models will need to exist in a central repository. This repository is called the "Harvest Database". Selectica will design the Harvest Database to include any information that is required by the Virtual Center configurator.

4. LEAD TRANSFER SYSTEM (PICK A RETAILER): This functionality will permit prospective customer leads generated on the Virtual Center to be transferred to BMW, or any BMW designee, or to its Centers and Affiliate Centers.

5. ALL REMAINING MODELS CONFIGURATION: Selectica will incorporate into the BMW Virtual Center BMW automobiles as set forth in Exhibit 1 for which the data is available in Harvest Data Base format or interim database format.

                           EXHIBIT 10 - BMW MATERIALS



    The HTML template customizations for BMW
    (generated by Fallon for tagging by Selectica)

    The Harvest Database data and schema

    The BMW KBS generated from BMW data and knowledge base schema

    Database schema for the Application

    Content of server tags specifically designed to accommodate BMW requirements

    For purposes of the above, "schema" shall mean the table of fields taken as a whole as presented on the Application.


















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                       EXHIBIT 11 - MAINTENANCE AGREEMENT



In the event BMW elects to do so, it will negotiate and consummate a separate Maintenance Agreement.





































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